UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2013

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	001-35303	13-3238402
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,

New York, New York

10019

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 3, 2013, the Board of Directors of Comverse Technology, Inc. (the “Company”) determined that the Special Meeting of Shareholders (the “Special Meeting”), at which Company shareholders will consider and vote upon the merger of the Company and Verint Systems Inc. (“Verint”), as contemplated by the Agreement and Plan of Merger, dated August 12, 2012, by and among the Company, Verint and Victory Acquisition I LLC (the “Verint Merger”), will be held at 10:00 a.m. local time on Monday, February 4, 2013 at the offices of Jones Day, 222 East 41st Street, New York, New York (rather than being held on January 31, 2013, as was previously disclosed).

In furtherance of the Special Meeting, the Company will file definitive proxy materials later today with the Securities and Exchange Commission pursuant to which the Board of Directors of the Company will seek shareholder approval of the Verint Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2013

COMVERSE TECHNOLOGY, INC.

By:	/s/ Shefali A. Shah
Name:	Shefali A. Shah
Title:	Senior Vice President, General Counsel and Corporate Secretary